APPLEBEE'S INTERNATIONAL, INC.
                           STOCK OWNERSHIP GUIDELINES
Overview

         This document describes the Applebee's International, Inc. (the "Company") Stock Ownership Guidelines (the "Guidelines"). The Company has developed these Guidelines to help assure that our leaders are also shareholders of the Company. Because we believe in this principle, executives who achieve and maintain the standards set forth in these Guidelines are eligible for a restricted stock award.

Participants

         The Company requires all "executives" to participate in this program and to become owners of Company common stock. Executives are defined as the following:

         Vice Presidents
         Senior Vice Presidents
         Executive Vice Presidents
         Senior Team Members (as designated from time to time)
         Presidents
         Chief Executive Officer

Stock ownership requirements

         All executives have a specified period of time (the "Target Date") from either the date they were hired (if they were in an eligible position as of such date) or the date they were promoted to an eligible position, to hold shares of Company common stock valued at the following multiple of base salary as of the Target Date:


----------------------------------------------- ------------------------------------ ---------------------------------
                    Title                               2003 Ownership Goal                2004 Ownership Goal
----------------------------------------------- ------------------------------------ ---------------------------------
Chairman                                                  3 x base salary                    4 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------
CEO                                                       3 x base salary                    4 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------
President                                                 2 x base salary                   3.5 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------
COO                                                       2 x base salary                   3.5 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------
Senior Team Members                                       2 x base salary                   3.0 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------
Senior Vice Presidents                                   1.5 x base salary                  1.5 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------
Vice Presidents                                           1 x base salary                    1 x base salary
----------------------------------------------- ------------------------------------ ---------------------------------


         All executives hired or promoted into an eligible position prior to February, 2004 have a Target Date of the fifth anniversary of their hire or promotion date to reach the 2003 guidelines. These executives have a Target Date of February, 2009 to meet the new 2004 ownership requirement. Executives hired or promoted to an eligible level after February, 2004 have a Target Date of the fifth anniversary of their hire or promotion to meet the 2004 ownership requirements. If an executive is promoted to a new level prior to the Target Date, he or she is required to meet the original ownership requirement as of the original Target Date. A new Target Date of the fifth anniversary of the promotion is also created to meet the new ownership requirement applicable to the promotion. If an individual holds more than one title, he or she must meet the highest applicable ownership requirement.

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Value of stock owned

         The shares owned by the executive are valued at the higher of (1) the number of shares owned as of the Target Date multiplied by the average of the closing price of the common stock on the last day of each calendar quarter for the four calendar quarters preceding the Target Date, excluding the most recent quarter prior to the Target Date, or (2) the aggregate of the closing price of the common stock on each day a share was purchased in the open market or pursuant to the exercise of an option (or received pursuant to a Company grant) multiplied by the number of shares purchased (or received) that day (for shares purchased pursuant to a Company employee stock purchase plan, the price used will be the closing price on the first day of the offering period in which the shares were purchased). Each quarter after the date of hire or promotion, the executive will receive a statement setting forth, to the Company's knowledge, the number of shares owned and their value at that time, using the formula above. The Company has the sole discretion to determine whether the executive's form of ownership of any common stock is sufficient for purposes of these Guidelines. The executive may then use this information as a guide in meeting the required ownership amount as of the Target Date.

Correction of ownership statement

         If the ownership statement is incorrect in any way, the executive is required to notify the Company within thirty (30) days of receipt of the statement. Failure to correct a statement may, in the sole discretion of the Company, result in loss of an award pursuant to these Guidelines.

Restricted stock award for meeting the required ownership amount prior to the Target Date

         If, by the January 1 or July 1 after the third anniversary of the executive's hire or promotion date (the "Grant Date"), the executive has met or exceeded the stock ownership requirements, he or she will receive an award in the form of restricted stock granted under the Company's Amended and Restated 1995 Equity Incentive Plan (the "1995 Plan"), equal in value to 50% of base salary as of the Grant Date, up to a maximum of $125,000. The number of shares granted will be valued based on the closing price of the common stock on the Grant Date. These shares will be subject to a two year period of restriction. The executive will not be able to sell or otherwise transfer these shares until two years after the grant date. The end of this two-year period is referred to as the "Vesting Date." If, as of the Vesting Date, the executive is still employed by the Company and continues to hold the amount of stock required by these Guidelines, the restrictions will lapse. If the executive is no longer employed by the Company or no longer meets the ownership requirements, the shares will be forfeited. If the executive is promoted to a new level prior to the Vesting Date, he or she is only required to meet the original ownership requirement as of the Vesting Date.

     For purposes of determining whether the ownership requirement is satisfied as of the Vesting Date, the shares held on the Vesting Date will be valued in the same manner described above. Therefore, the value of the shares could go up


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

or down (regardless of whether the executive purchases or sells stock) from their value as of the Grant Date. Accordingly, the executive must monitor this amount to ensure he or she continues to meet the ownership requirements as of the Vesting Date. The Company will continue to send quarterly reports of the number of shares owned and their value.

Effect of failure to meet the guidelines as of the Target Date

         If the ownership requirements are not met as of the Target Date, the executive will not be eligible to receive any stock options, performance shares, restricted stock or other stock grants until such time as he or she meets the ownership requirements. If the executive is promoted to a new level, the executive will have until the new Target Date to meet the new requirement. During such time period, the executive is eligible to receive grants if the original requirement has been met.

Effect of promotion to new level

         At any time an executive is promoted to a new level which has an increased ownership requirement, the executive is only required to meet the original ownership requirements in order to receive the restricted stock award. The award is only made once, after meeting the original ownership requirement, regardless of whether the executive later meets the increased guidelines.

         If between the date the executive is granted restricted stock after achieving the ownership requirement and the Vesting Date of such grant, the executive is promoted to a position which has a greater ownership requirement, the executive is only required to meet the original ownership requirement as of the Vesting Date for the restrictions to lapse.

         Executives who are promoted to a new level will have a until the new Target Date to meet the new requirements in order to remain eligible to receive equity grants. The original requirement must still be met as of the original Target Date.

Impact of termination

         If, after the executive has received a restricted stock award but prior to the Vesting Date, the executive is terminated without cause, the restricted stock will vest and the executive will receive those shares, without restriction. If during such time period the executive is terminated with cause or the executive terminates his or her employment, the restricted stock award is rescinded and returned to the Company. Cause will be defined in the restricted stock award agreement.

         If after receipt of a restricted stock award but prior to the Vesting Date, employment with the Company is terminated due to death or disability, the restricted stock award will immediately vest and the restrictions will be lifted.

         The impact of retirement is subject to the provisions of the Executive Retirement Plan.

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

Changes by Board of Directors

         The Board of Directors has the discretion to change these Guidelines at any time or to change the application of the Guidelines to a particular executive.




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